Exhibit 99.7



                   HOMESTAKE MINING COMPANY EXTENDS OFFER FOR
                       HOMESTAKE GOLD OF AUSTRALIA LIMITED



Homestake Mining Company ("Homestake") announces that as at 9:00 am on Thursday, 25 January 1996 it was entitled to 580,947,711 shares in Homestake Gold of Australia Limited ("HGAL") representing 98.11% of HGAL's issued share capital.

In view of the level of acceptances, Homestake has extended the closing date of the Offer from Thursday, 25 January 1996 until Friday, 9 February 1996 to allow the remaining shareholders in HGAL to accept the Offer.

For further information contact:

              Peter Breese or Charlie Lewis
              Baring Brothers Burrows & Co., Limited
              (02) 247 1222

25 January 1996


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